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                       IRVINE APARTMENT COMMUNITIES, L.P.
                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

                                  Exhibit 23.3


We consent to the use of our report dated January 30, 1998 with respect to the consolidated financial statements and related financial statement schedule of Irvine Apartment Communities, L.P., included in this Annual Report (Form 10-K) of Irvine Apartment Communities, L.P.

We also consent to the incorporation by reference of our report dated January 30, 1998 with respect to the consolidated financial statements and related financial statement schedule of Irvine Apartment Communities, L.P. in the Registration Statement (Form S-3) pertaining to the Irvine Apartment Communities, L.P. registration of $350,000,000 of Debt Securities.


                                             /s/ ERNST & YOUNG, LLP
                                             -----------------------------------


Newport Beach, California
March 27, 1998